Exhibit 10.16

FUJIFILM DIMATIX, INC.

END USER SUPPLY AGREEMENT

THIS END USER SUPPLY AGREEMENT and attached Schedules (collectively, the “Agreement”) is made and entered into as of this 5th day of November 2015 (the “Effective Date”) by and between FUJIFILM Dimatix, Inc., a corporation organized under the laws of the State of Delaware, with a place of business at 2230 Martin Avenue, Santa Clara, CA 95050 (“FUJIFILM”), and Twist Bioscience Corporation, a corporation organized under the laws of California, with a place of business at 455 Mission Bay Blvd. South, Suite 545, San Francisco, CA 94158 USA (“Customer”) (each, a “Party” and, collectively, the “Parties”).

WHEREAS, FUJIFILM has agreed to sell, and Customer has agreed to purchase, certain FUJIFILM Products (as defined herein) solely for internal use and not for resale to any Third Party (as defined herein); and

WHEREAS, the purchase and sale of FUJIFILM Products shall be accomplished in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Definitions

1.1 “Affiliate” means any corporation, partnership, association, or other entity with respect to which a Party, directly or indirectly through a subsidiary, has not less than a majority beneficial ownership, but only if that corporation, partnership, association, or other entity expressly agrees in writing to be bound by this Agreement, and only while that ownership relationship exists.

1.2 “Claim” has the meaning set forth in Schedule 1.

1.3 “Confidential Information” has the meaning set forth in Schedule 3.

1.4 “Discloser” has the meaning set forth in Schedule 3.

1.5 “Dispute” has the meaning set forth in Section 7.1.

1.6 “FUJIFILM Ink” means Ink manufactured on behalf of FUJIFILM.

1.7 “FUJIFILM Products” means Hardware and FUJIFILM Ink supplied by FUJIFILM to Customer.

1.8 “Functional Fluids” means fluids other than human-perceivable inks, such as conductive fluids for electronics, bio materials for analysis, etc.

1.9 “Hardware” means Jetting Assemblies, Printheads, printing assemblies, Print Engines and other ink jet devices supplied by FUJIFILM to Customer.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1.10 “Ink” means printing inks and other materials such as Functional Fluids which are jetted by Printheads.

1.11 “Intellectual Property” or “Intellectual Property Rights” have the meaning set forth in Schedule 3.

1.12 “Jetting Assemblies” means a device manufactured by or under license from FUJIFILM that jets fluids on demand. Such device may be comprised of, but is not limited to, the following elements: [***]

1.13 “Person” means a partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity.

1.14 “Print Engine” means a device comprised of: (i) components for moving and controlling the movement of Jetting Assemblies and/or Printheads and print media, paper path, and ink supply components; (ii) a Printhead; and (iii) a power supply and covers.

1.15 “Printhead” means a device that has been or may in the future be developed by FUJIFILM with a higher level of integration or more functionality or capability than in a Jetting Assembly. Such devices may include one or more Jetting Assemblies as well as functions or capabilities beyond those of current or future Jetting Assemblies, including but not limited to: [***]

1.16 “Recipient” has the meaning set forth in Schedule 3.

1.17 “Term” means the period beginning on the Effective Date and ending on the date on which this Agreement terminates under Section 6.

1.18 “Third Party” means any Person except FUJIFILM, Customer and their respective Affiliates.

2.	Product Supply

2.1 All FUJIFILM Products will be supplied by FUJIFILM to Customer in accordance with the terms and conditions of this Agreement.

2.2 Customer represents and warrants to FUJIFILM that it is purchasing the FUJIFILM Products only for its internal use, and specifically not for resale to any Third Parties.

Notwithstanding the foregoing, Customer may from time to time sell a FUJIFILM Product to a Third Party upon the prior written approval of FUJIFILM

2.3 Schedule 1 sets forth the basic terms and conditions governing the sale of FUJIFILM Products to Customer. In addition, the Parties mutually agree:

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

2.3.1

THE WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, AND ALL FUJIFILM PRODUCTS AND ANY SERVICES PROVIDED BY FUJIFILM HEREUNDER OR OTHERWISE ARE PROVIDED “AS IS,” AND “AS AND WHERE AVAILABLE,” AND WITH ALL FAULTS.

2.3.2

WITHOUT LIMITING THE FOREGOING, FUJIFILM SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF TITLE AND AGAINST INFRINGEMENT, OR ARISING OUT OF A COURSE OF DEALING. DETERMINATION OF THE SUITABILITY OF THE FUJIFILM PRODUCTS FOR INTENDED USE IS THE SOLE RESPONSIBILITY OF CUSTOMER, AND FUJIFILM SHALL HAVE NO RESPONSIBILITY IN CONNECTION THEREWITH.

2.4 Schedule 2 sets forth the prices and any related special terms and conditions applicable to the purchase of FUJIFILM Products. Schedule 2 shall be automatically updated to include new or additional FUJIFILM Products by means of Customer delivering a purchase order to FUJIFILM and by FUJIFILM’s acknowledgment and acceptance of (including any changes to) said purchase order for such new or additional FUJIFILM Products at then-current prices charged by FUJIFILM. Except for updating Schedule 2 to add new or additional FUJIFILM Products, no purchase order or other document submitted by Customer shall modify any provision of this Agreement.

3.	Limitation of Liability

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), WHETHER BASED IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, OR FOR THE COST OF SUBSTITUTE GOODS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

FUJIFILM’S MAXIMUM LIABILITY FOR ANY DAMAGES TO CUSTOMER, CUSTOMER AFFILIATES, AND ANY OTHER THIRD PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE AMOUNTS RECEIVED BY FUJIFILM FROM CUSTOMER FOR THE SPECIFIC FUJIFILM PRODUCTS TO WHICH SUCH CLAIM OR DAMAGE RELATES.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

THE FOREGOING LIMITATIONS SHALL NOT APPLY IN THE EVENT OF A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS AS SET FORTH IN SECTION 4 BELOW AND IN SCHEDULE 3. THE PARTIES HAVE RELIED UPON THE LIMITATIONS SET FORTH HEREIN IN DETERMINING WHETHER TO ENTER INTO THIS AGREEMENT. THE REMEDIES PROVIDED TO CUSTOMER AND AFFILIATES IN THIS AGREEMENT ARE EXCLUSIVE.

4.	Confidential Information and Intellectual Property Rights

4.1 In connection with the supply of FUJIFILM Products and related activities contemplated hereunder including, but not limited to, the testing of Inks, and/or the integration of FUJIFILM Products into Customer products, the Parties may share their respective Confidential Information on a voluntary basis. In order to foster a constructive and solution-oriented environment, the Parties agree to define and handle Confidential Information disclosures and Intellectual Property Rights from and after the Effective Date in accordance with Schedule 3.

4.2 The Parties agree that any agreement between them in effect as of the Effective Date covering Confidential Information will remain in full force and effect, but shall only cover disclosures made prior to the Effective Date.

4.3 Customer will not use FUIFILM’s name, trademarks, logos or service marks or refer to FUIFILM or any of its affiliates directly or indirectly in any customer list, advertising, sales presentation, news release, release to any professional or trade publication or for any other purposes without FUIFILM’s prior written approval of such use and of the form and substance of the reference.

5.	Non-Solicitation; Non-Hire

5.1 During the Term and for a period of one (1) year thereafter, Customer will not hire, solicit, or attempt to hire, any person who is an employee of FUJIFILM, or who has been an employee within the preceding six (6) months, assist in such hiring by any other person, or encourage any such employee to terminate his or her relationship with FUJIFILM. During the Term and for a period of one (1) year thereafter, FUJIFILM will not hire, solicit, or attempt to hire, any person who is an employee of Customer, or who has been an employee within the preceding six (6) months, assist in such hiring by any other person, or encourage any such employee to terminate his or her relationship with Customer.

6.	Term and Termination

6.1 The Term of this Agreement commences on the Effective Date and shall expire ten (10) years after the Effective Date, unless earlier terminated pursuant to Section 6.2 below. Thereafter, the Term will be extended by one (1) year on each anniversary of the Effective Date unless either Party notifies the other Party ninety (90) days prior to the anniversary of the Effective Date that the Agreement will terminate on the last day of the then current renewal period.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

6.2 This Agreement may be terminated prior to expiration of the Term if any of the following occur:

6.2.1	FUJIFILM and Customer may at any time agree in writing to terminate this Agreement.

6.2.2

If Customer fails without cause to pay FUJIFILM any amount due hereunder, then FUJIFILM shall have the right to terminate this Agreement if Customer does not cure such failure within thirty (30) days after receipt of a written notice from FUJIFILM stating the facts on which FUJIFILM based its determination that such a failure occurred.

6.2.3

If either Party breaches a material obligation of this Agreement and such breach is not cured within ninety (90) days after receipt of a written notice from the non-breaching Party, the non-breaching Party shall have the right to terminate this Agreement.

6.3 All financial obligations which had accrued but which were unpaid as of the effective date of termination shall survive termination. All financial obligations, which would have accrued after the effective date of termination shall terminate. All then outstanding purchase orders shall terminate without liability or consequence to either Party as of the effective date of termination.

7.	Miscellaneous

7.1 In the event of a disagreement between the Parties in connection with the performance of this Agreement and such disagreement is not reconciled by the normal commercial personnel of the Parties (a “Dispute”), the Vice President of Marketing & Sales (or his/her designee) of FUJIFILM and his/her counterpart at Customer will negotiate in good faith to attempt to resolve such Dispute. If the Dispute is not resolved within thirty (30) days from the commencement of such discussions, then Chief Executive Officer (or his/her designee) of FUJIFILM and his/her counterpart at Customer will meet and attempt in good faith to reach resolution. Such senior executives shall have at least sixty (60) days from the expiration of the previous thirty (30) day period to resolve the Dispute. The Parties must complete the foregoing dispute resolution process before serving written notice on the other Party alleging a material breach of this Agreement. Notwithstanding the foregoing, either Party may seek injunctive relief in a court of competent jurisdiction without the necessity of posting a bond to protect its Intellectual Property or Confidential Information.

7.2 FUJIFILM and Customer are contractors independent of one another. Nothing in this Agreement is intended to or shall constitute either Party as an agent, legal representative, partner, joint venture, franchisee, employee, or servant of the other for any purpose. Neither Party shall make any contract, agreement, warranty, or representation on behalf of the other Party, or incur any debt or other obligation in the other Party’s name, or act in any manner which has the effect of making that Party the apparent agent of the other; and neither Party shall assume liability for, or be deemed liable as a result of, any such action by the other Party. Neither Party shall be liable by reason of any act or omission of the other Party in the conduct of its business or for any resulting claim or judgment.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

7.3 Neither Party may assign this Agreement or any of their respective rights and obligations under this Agreement without the express written consent of the other Party before that assignment, except that either Party may without the other Party’s prior consent assign this Agreement to a successor in interest by way of a merger, or a successor in ownership of all or substantially all of its assets. Any assignment under this Section 7.3 will not relieve the assigning Party of its outstanding financial obligations, if any, incurred before the assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

7.4 A waiver of a default of any term of this Agreement shall not be construed as a waiver of any later default of that provision or as a waiver of the provision itself. A Party’s performance after the other Party’s default shall not be construed as a waiver of that default.

7.5 Each term of this Agreement is severable. If a court having jurisdiction determines that any term is invalid or unenforceable under applicable law, that determination shall not affect the other terms of this Agreement, which other terms shall continue to be enforced as if the invalid or unenforceable provisions were omitted.

7.6 The state and federal law of the State of California, United States of America, shall govern the interpretation and enforcement of this Agreement and any dispute arising out of or related to this Agreement, without giving effect to any conflict of laws principles that may cause the law of any other jurisdiction to apply.

7.7 Except as this Agreement otherwise provides, no amendment to this Agreement shall be binding unless agreed to in a writing executed by FUJIFILM and Customer, and no approval, consent, or waiver shall be enforceable unless signed by the granting Party. The preprinted terms of any order (including, without limitation, a purchase order), acknowledgment, or other form do not amend this Agreement. No document shall be deemed to amend this Agreement by implication.

7.8 This Agreement states the complete agreement between FUJIFILM and Customer concerning this subject, except as stated in Section 4.2, and supersedes all earlier oral and written communications between FUJIFILM and Customer concerning this subject.

7.9 All notices, consents, approvals, or other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier service, or e-mail, promptly confirmed by overnight courier service, as set forth below, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notice of a change of address shall be effective only upon receipt):

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

If to FUJIFILM:

Chief Executive Officer	Legal Department
FUJIFILM Dimatix, Inc.	FUJIFILM Holdings America Corporation
2230 Martin Avenue	200 Summit Lake Drive
Santa Clara, California 95050	Valhalla, New, York 10595

If to Customer:

Chief Financial Officer	Director of Supply Chain
Twist Bioscience	Twist Bioscience
500 Terry Francois	500 Terry Francois
6th Floor	6th Floor
San Francisco, CA 94158	San Francisco, CA 94158

Any notice, consent, approval and other communication if delivered personally or sent by overnight courier service shall be deemed given when so delivered (or delivery refused), and, in the case of e-mail, upon receipt of transmission if before the receiving party’s normal business hours, or on the next business day if receipt of transmission was after the receiving party’s normal business hours, and in either event, if confirmed by courier as set forth above.

7.10 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that signatures by electronic mail in “portable document format” (“.pdf” format), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be deemed a valid and binding execution of this Agreement.

AGREED TO AND ACCEPTED BY:

FUJIFILM DIMATIX, INC.	TWIST BIOSCIENCE CORPORATION

By:	By:
Name: Martin Schoeppler	Name: Emily Leproust
Title: CEO and President	Title: CEO
Date:	Date:

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

LIST OF SCHEDULES

Schedule 1	Terms and Conditions

Schedule 2	Prices for FUJIFILM Products

Schedule 3	Confidentiality and Intellectual Property Rights

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

SCHEDULE 1

TERMS AND CONDITIONS

FORECASTS AND PRODUCTION ESTIMATES: Customer will provide FUJIFILM with a [***] of FUJIFILM Product requirements; provided, however, that orders placed hereunder are non-cancelable and non-deferrable beginning thirty [***] prior to scheduled delivery date. Customer will provide FUJIFILM with [***] advance notice to add significant additional manufacturing capacity. FUJIFILM may not be able to meet orders as a result of changes in or requirements in excess of those set forth in [***]. Furthermore, the Parties agree to use their reasonable efforts, particularly during significant ramp periods, to coordinate, communicate and level out product delivery requirements so that Customer’s requirements and FUJIFILM’s capacity are matched as closely as possible. Production estimates are not guaranteed, but result from careful analysis of Customer’s submitted requirements and present reasonably expected output under normal conditions.

ORDERS: Customer will order FUJIFILM Products through the issuance of purchase orders at least [***] in advance of the requested delivery dates. All preprinted terms and conditions on purchase orders are superseded entirely by the terms and conditions of this Agreement. Each purchase order will (i) adequately identify the FUJIFILM Product ordered by use of FUJIFILM’s product code, (ii) set forth the requested quantity, and (iii) specify the requested delivery method and date. Purchase orders must be in writing and may be sent via e-mail or facsimile to FUJIFILM’s Customer Service group. To confirm its acceptance of each purchase order, FUJIFILM will issue to Customer an acknowledgment of such purchase order via e-mail within three (3) business days of receipt. If Customer does not receive an acknowledgment of a purchase order within this timeframe, Customer should contact FUJIFILM immediately to follow up on the status of the order.

Upon receipt of any purchase order submitted in accordance with this Agreement, FUJIFILM will either (i) accept the order via email, including confirmation of the ship date; or (ii) notify Customer of FUJIFILM’s proposed ship date, if FUJIFILM is unable to ship the FUJIFILM Product in the amounts and/or at the time or times requested. Once accepted, this will become the commitment date. If FUJIFILM cannot fulfill Customer’s purchase orders due to a shortage of any FUJIFILM Product, FUJIFILM shall notify Customer immediately via email and use its reasonable efforts to satisfy Customer’s purchase requirements as closely as possible.

PRICES: Prices are exclusive of federal, state or excise or use taxes which will be separately shown on invoices. Prices are Ex Works (INCO Terms 2010), as such terms are commonly understood in the industry. Specification changes by Customer may affect prices. Customer must provide FUJIFILM with a certificate for exemption from state taxes where applicable.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1-1

PAYMENT AND SECURITY: Payment shall be made by Customer within [***] of invoice date. For the purpose of securing payment of amounts due FUJIFILM from the Customer hereunder, Customer hereby grants to FUJIFILM: (i) a continuing first purchase money security interest in the FUJIFILM Products to be shipped hereunder, and all accessions thereto and substitutions therefor; and (ii) a continuing purchase money security interest in all of the proceeds of the foregoing. If Customer fails to make payment to FUJIFILM of any invoice for any FUJIFILM Product shipped by FUJIFILM within [***] of the date of such invoice, or should Customer become insolvent or be a party to any bankruptcy or receivership proceeding prior to full payment of all amounts payable hereunder, FUJIFILM may, notwithstanding any other provisions herein set forth, exercise any and all of its rights as a secured creditor under applicable law, including without limitation: (a) refuse to make further shipments to Customer; (b) with or without demand or notice to Customer declare the entire amount unpaid immediately due and payable; and (c) sell any or all of said products as permitted under applicable law, applying the proceeds of the sale to the expenses of retaking, repairing and selling said products, reasonable attorney’s fees and the satisfaction of all indebtedness then due and unpaid. Any surplus shall be paid to Customer and any deficiency shall be paid to FUJIFILM by Customer. All past due amounts shall accrue a delinquency charge at the rate of one percent (1%) per month.

The foregoing notwithstanding, if FUJIFILM, in its sole discretion, determines any Customer to have insufficient credit worthiness, FUJIFILM reserves the right to (i) require payment of all or a portion of the invoice amount in advance of commencing work on or shipping any order, or (ii) require full payment in less than [***] from the invoice date of any order. For orders shipped outside the United States, payment may be made by (i) a bank draft on a bank acceptable to FUJIFILM, or (ii) by a confirmed, irrevocable letter of credit naming FUJIFILM as beneficiary with order or other terms as arranged by FUJIFILM. Any charges related to such letter of credit or other payment arrangement shall be for Customer’s account.

Nothing herein shall require FUJIFILM to ship FUJIFILM Products to Customer if any of the requirements in this payment and security section of Schedule 1 are not fulfilled by Customer.

DELIVERY: Delivery to a public carrier at FUJIFILM’s manufacturing facility, consigned as Customer directs, shall constitute transfer of the shipment’s title, ownership, possession, and property to Customer at point of such delivery. Carrier will thereafter be deemed as acting for Customer and the shipment will be at Customer’s risk. FUJIFILM Products will be delivered to Customer in packaging reasonably acceptable to Customer, given shipment, warehousing and storage requirements. Customer will advise FUJIFILM in writing of any special packaging or labeling requirements at the time of placing an order. Customer will pay the cost of any special packaging.

WARRANTY: All FUJIFILM Products are warranted to be free of defects in materials and workmanship for a period of [***] from date of shipment by FUJIFILM.

[***] FUJIFILM Products repaired or replaced under warranty will carry coverage for the balance of warranty period of such product from when such product was returned to FUJIFILM.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1-2

During the warranty period, FUJIFILM will, at its option, repair, replace or credit the purchase price of FUJIFILM Products which prove to be defective in materials or workmanship. Customer must return FUJIFILM products to the facility designated by FUJIFILM. Customer shall obtain a return materials authorization number and shipping instructions from FUJIFILM, follow the proper cleaning/flushing procedures in accordance with the respective product manual, and return the product shipping charges prepaid. Shipping charges for all agreed warranty returns will be paid by FUJIFILM and Customer shall pay for shipping for all rejected warranty returns. Warranty excludes all costs of customs clearance and any other related charges. All replaced products shall become the property of FUJIFILM.

The foregoing warranty shall not apply to defects that result from:

(1)	improper installation, use, storage, care or maintenance by Customer or its customers;

(2)	modification or alteration, damage, neglect, or abuse of a FUJIFILM Product;

(3)	operation of a FUJIFILM Product not in accordance with FUJIFILM product manual recommendations, including power and environmental specifications; or

(4)	externally induced contamination (including but not limited to premature drying or curing of inks in the nozzles);

DISCONTINUANCE: FUJIFILM may, at its option, discontinue any FUJIFILM Product supplied under this Agreement (“End of Life Product”); provided, however, that: (i) FUJIFILM shall give Customer [***] month’s prior written notice of any planned discontinuance; provided, however, that during such [***] month period, in addition to purchase orders issued and accepted by FUJIFILM pursuant to this Agreement, Customer shall, in its sole discretion, have the right to make a one-time buy of the End-of-Life Product and spare parts thereof. Customer shall have the right to schedule shipment of such one-time buy over a period of [***] months from the effective date of discontinuance of the End-of-Life Product.

CHANGE CONTROL: Any FUJIFILM Product supplied under this Agreement shall be included in the scope of FUJ1FILM’s released change control procedure, which addresses when and how customers are notified about changes to the product.

CUSTOMER INDEMNIFICATION: Customer shall indemnify, defend and hold FUJIFILM and its Affiliates harmless against any expense, judgment or loss for alleged infringement or violation of any patents, copyrights, mask works, trade secrets, trademarks, or proprietary or other information which result from FUJIFILM’s compliance with Customer’s designs, specifications or instructions.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1-3

GENERAL INDEMNIFICATION: FUJIFILM shall indemnify, defend and hold Customer harmless against any expense, judgment or loss arising out of gross negligence or intentionally tortious acts or omissions of FUJIFILM or its agents. Customer shall indemnify, defend and hold FUJIFILM harmless against any expense, judgment or loss arising out of, or related to (i) any gross negligence or intentionally tortious acts or omissions of Customer or its agents, (ii) Customer’s use of any FUJIFILM Product, and/or (iii) any claim by a Third Party arising out of, or relating to, the FUJIFILM Products.

CANCELLATION OR RETURNS: If FUJIFILM agrees to the cancellation by Customer of an order within thirty (30) days of scheduled delivery, all future work thereon will be stopped by FUJIFILM as soon as reasonably possible and a cancellation charge will be rendered in the amount of the costs incurred to the date of stoppage plus ten percent (10%), less allowances FUJIFILM may be able to make for standard components and salvage. Cancellation of any completed FUJIFILM Products shall not be effective and the order will be shipped and billed to Customer at the order prices.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1-4

SCHEDULE 2

PRICES FOR FUJIFILM PRODUCTS

The following prices include standard packaging.

A.	PRINTHEADS and JETTING ASSEMBLIES

Part Number	Description	Annual Forecast	Unit Price	Lead Time
[***]	[***]	[***]	[***]	[***]

B.	PRICE INCREASES

Beginning eighteen (18) months after the Effective Date, and/or from time to time thereafter, FUJIFILM may, by written notice delivered one hundred eighty (180) days in advance to Customer, increase prices for FUJIFILM Products listed on this Schedule 2. Price increases will not apply to orders that are non-cancelable and non-deferrable (pursuant to Schedule 1) as of the date of written notice of such increase. Any written notice (including via email) by FUJIFILM of a price increase in accordance with the foregoing shall be deemed an amendment to this Agreement and this Schedule 2 with effect as of the effective date of the applicable price increase.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

2-1

SCHEDULE 3

CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS

Confidentiality:

“Confidential Information” means all data, information and materials that a Party (“Discloser”) deems to be confidential and proprietary to it or its subsidiaries or affiliates and which Discloser discloses to the other Party (“Recipient”) during the Term: (i) in documents or other tangible materials clearly marked “CONFIDENTIAL;” or (ii) orally, or in any other intangible form, when first disclosed to the Recipient if, at that time, the Discloser advises the Recipient that the data, information and materials are confidential. Notwithstanding the foregoing, information that is disclosed without the marking or identification set forth in (i) and (ii) above, but which should be reasonably understood by Recipient to be proprietary or confidential to Discloser because of the circumstances of disclosure, or due to the nature of the information itself, shall be deemed Confidential Information of Discloser and treated as confidential in accordance with the terms set forth in the Agreement and this Schedule 3.

“Confidential Information” does not include any data, information and materials which the Recipient can show:

(a)	the Recipient knew at the time of disclosure;

(b)	the public knows or which is or becomes readily ascertainable by the public, and through no wrongful act of the Recipient;

(c)	the Recipient receives from a Third Party without breaching an obligation owed to the Discloser, if the Third Party does not restrict the Recipient from disclosing that information;

(d)	is independently developed by or for the Recipient without use of or reference to the Confidential Information of the Discloser;

(e)	the Discloser discloses to a Third Party without similar restrictions on disclosure; or

(f)

is required to be disclosed by law, provided, however, that in the event Recipient is ordered to disclose the Confidential Information pursuant to a judicial or governmental request, requirement or order, Recipient shall promptly, and in any event prior to complying therewith, notify the Discloser and allow Discloser a reasonable opportunity to seek a protective order or other appropriate remedy. Upon Discloser’s written request and at Discloser’s expense, take reasonable steps to assist Discloser in contesting such request, requirement or order or otherwise protecting Discloser’s rights.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

3-1

During the Term and for five (5) years after the after the date of disclosure of Confidential Information, the Recipient shall (i) use reasonable efforts to prevent the disclosure of any Confidential Information to any Third Party, but in no event shall use less than reasonable care; (ii) not use the Confidential Information for any purpose other than the purpose for which such Confidential Information was disclosed under this Agreement; (iii) not disclose the Confidential Information to any Third Party, except that Recipient may disclose Confidential Information to those of its employees and affiliates directly concerned with this Agreement and on a need-to-know basis only, provided that Recipient informs each recipient of the confidential nature of the Confidential Information and each recipient agrees to be bound in writing by confidentiality obligations at least as restrictive as those contained herein; and (iv) not cause or permit the reverse engineering, reverse assembly or reverse compilation of any Confidential Information. All materials containing Confidential Information delivered by or on behalf of the Discloser under this Agreement are and shall remain the property of the Discloser. At the Discloser’s written request, or upon termination of the Recipient’s right to possess the Confidential Information, the Recipient shall promptly return to the Discloser, or destroy and certify the destruction of, all those materials and any copies. The Recipient agrees that it will not utilize or include any Confidential Information in any patent or patent or copyright filing.

Except for compliance with the terms and conditions of this Agreement including, but not limited to, confidentiality obligations and respect for Intellectual Property Rights, neither Party is (i) restricted from independently developing new products, improving existing products, or marketing any new, improved, or existing products that may be similar to Discloser’s products or services, as long as such development is performed (a) without use of or reliance on, and does not embed any of the Discloser’s Confidential Information; or (ii) committed to disclose any particular information or to develop, make, use, buy, sell, or otherwise dispose of any existing or future product, or to favor or recommend any product or service of the other Party.

The Parties may have executed a non-disclosure agreement prior to the Effective Date of this Agreement, which shall govern confidential information disclosed prior to the Effective Date. The provisions of this Agreement shall govern any confidential information disclosed on or after the Effective Date.

Intellectual Property Rights:

Each Party will retain its existing Intellectual Property Rights as of the Effective Date and nothing in this Agreement will amend that understanding. For the purposes of this Agreement, Intellectual Property and Intellectual Property Rights are defined as inventions and/or works and any and all rights under U.S. and/or foreign patents, trade secrets, know-how, copyrights, trademarks, and other industrial or intangible property rights of a similar nature; all rights pursuant to grants and/or registrations worldwide in connection with the foregoing and all other rights with respect thereto; all rights under applications for any such grant or registration, all rights of priority under international conventions to make such applications and the right to control their prosecution, and all rights under amendments, continuations, divisions, and continuations-in-part of such applications; and all rights under corrections, reissues, patents of addition, extensions, and renewals of any such grant, registration, and/or right. Furthermore, each Party will own all materials, documentation, software, know-how, inventions, processes, procedures, data, information and materials developed by a Party pursuant to this Agreement (“Work Product”)

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

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developed solely by its employees, agents, representatives and consultants, and all Intellectual Property Rights therein. Notwithstanding anything to the contrary, Fujifilm Products and any improvement, modification, or alteration thereto (collectively, “Improvements”) shall remain the property and Confidential Information of Fujifilm and in the case that an invention by employees, agents, representatives or consultants of Customer, either solely or jointly with employees, agents, representatives or consultants of Fujifilm, is made with respect to Fujifilm Products, Customer agrees, and hereby does, assign any all right title and interest in such inventions and Improvements to Fujifilm.

[***] =	Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

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